Exhibit 10(f)1







                              NEW CENTURY ENERGIES

                  SALARY DEFERRAL AND SUPPLEMENTAL SAVINGS PLAN
                             FOR EXECUTIVE OFFICERS

                       (As Adopted Effective July 1, 1998)





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                              NEW CENTURY ENERGIES
                  SALARY DEFERRAL AND SUPPLEMENTAL SAVINGS PLAN
                             FOR EXECUTIVE OFFICERS

                                TABLE OF CONTENTS

ARTICLE I GENERAL

   Sec. 1. 1 Name of Plan ..............................................   1
   Sec. 1.2 Purpose.....................................................   1
   Sec. 1.3 Effective Date..............................................   1
   Sec. 1.4 Company.....................................................   1
   Sec. 1.5 Participating Employers ....................................   1
   Sec. 1.6 Construction and Applicable Law ............................   1

ARTICLE II DEFINITIONS

   Sec. 2.1 Accounts ...................................................   1
   Sec. 2.2 Base Salary.................................................   2
   Sec. 2.3 Beneficiary.................................................   2
   Sec. 2.4 Board.......................................................   2
   Sec. 2.5 Code........................................................   3
   Sec. 2.6 Committee...................................................   3
   Sec. 2.7 Common Shares...............................................   3
   Sec. 2.8 Company Credits.............................................   3
   Sec. 2.9 Compensation................................................   3
   Sec. 2.10 Disability.................................................   3
   Sec. 2.11 ERISA......................................................   3
   Sec. 2.12 Investment Credits.........................................   3
   Sec. 2.13 Participant................................................   3
   Sec. 2.14 Plan Year..................................................   3
   Sec. 2. 15 Prior PSCo Plan...........................................   3
   Sec. 2.16 Prior SPS Plan.............................................   3
   Sec. 2.17 Retirement.................................................   4
   Sec. 2.18 Savings Plan...............................................   4
   Sec. 2.19 Successor Employer.........................................   4
   Sec. 2.20 Valuation Date.............................................   4

ARTICLE III PARTICIPATION

   Sec. 3.1 Eligibility for Participation ..............................   4
   Sec. 3.2 Duration of Participation ..................................   4
   Sec. 3.3 No Guarantee of Employment .................................   5

ARTICLE IV DEFERRED COMPENSATION AND CREDITS TO ACCOUNTS

   Sec. 4.1 Election to Defer Compensation..............................   5
   Sec. 4.2 Company Credits ............................................   7



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   Sec. 4.3 Investment Credits and Valuation of Accounts ...............    7
   Sec. 4.4 Dividends on Common Shares .................................    8
   Sec. 4.5 Adjustment of Stock Accounts for Splits, Dividends, Etc ....    8

ARTICLE V DISTRIBUTION OF ACCOUNTS

   Sec. 5.1 Time for Distribution ......................................    9
   Sec. 5.2 Manner of Payment ..........................................    9
   Sec. 5.3 Amount of Payment ..........................................    9
   Sec. 5.4 Beneficiary Designation ....................................    9
   Sec. 5.5 Distributions for Severe Financial Hardship ................    9
   Sec. 5.6 Modification of Elections for Tax Considerations ...........   10
   Sec. 5.7 Withholding and Taxes ......................................   10

ARTICLE VI ADMINISTRATION

   Sec. 6.1 Administration by the Committee ............................   11
   Sec. 6.2 Claims Procedure ...........................................   11

ARTICLE VII AMENDMENT AND TERMINATION

   Sec. 7.1 Amendment ..................................................   11
   Sec. 7.2 Termination of Plan ........................................   11

ARTICLE VIII MISCELLANEOUS

   Sec. 8.1 Unsecured Obligations ......................................   12
   Sec. 8.2 Benefits May Not Be Assigned or Alienated ..................   12
   Sec. 8.3 Incompetency................................................   12
   Sec. 8.4 Notices.....................................................   12
   Sec. 8.5 Severability................................................   12
   Sec. 8.6 Headings....................................................   12
   Sec. 8.7 Capitalized Definitions ....................................   12
   Sec. 8.8 Gender .....................................................   12
   Sec. 8.9 Use of Compounds of Word "Here .............................   13
   Sec. 8. 10 Construed as a Whole .....................................   13



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                              NEW CENTURY ENERGIES
                  SALARY DEFERRAL AND SUPPLEMENTAL SAVINGS PLAN
                             FOR EXECUTIVE OFFICERS

                                    ARTICLE I

                                     GENERAL

     Sec. 1.1 Name of Plan. The name of this plan is the "New Century Energies Salary Deferral and Supplemental Savings Plan for Executive Officers" (referred to hereinafter as the "Plan").

      Sec. 1.2 Purpose The Plan has been established to provide additional future income to certain select executive officers through voluntary deferrals of Compensation and Company Credits related to matching contributions under the Savings Plan. Those portions of the Prior PSCo Plan and the Prior SPS Plan that covered individuals who are Participants in this Plan as of July 1, 1998 were merged into this Plan as of that date, and the benefits of such Participants under the applicable Prior Plan shall thereafter be provided pursuant to the provisions of this Plan.

     Sec. 1.3 Effective Date. The "Effective Date" of the Plan, the date as of which the Plan was established, is July 1, 1998.

     Sec. 1.4 Company. For purposes of this Plan, "Company" means New Century Energies, Inc., a Delaware corporation, and any Successor Employer thereof.

      Sec. 1.5 Participating Employers. The Company is a "Participating Employer" in the Plan. Any subsidiary of the Company shall become a Participating Employer in this Plan upon being so designated in a written action by the Committee, effective as of the date specified by the Committee. Any Successor Employer to a Participating Employer shall also be a Participating Employer. A Participating Employer shall cease to be such effective as of the date specified in a written action by the Committee; provided, however, that such action shall not cause Participants employed by such employer to forfeit benefits accrued prior to such date.

      Sec. 1.6 Construction and Applicable Law. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to qualify under Code Section 401(a) or 403(a). The Plan shall be administered and construed consistent with said intent. This Plan also shall be governed and construed in accordance with the laws of the State of Colorado as applied to contracts executed and to be wholly performed within said state to the extent that such laws are not preempted by the laws of the United States of America.

                                   ARTICLE II

                                   DEFINITIONS

     Sec. 2.1 Accounts. "Accounts" shall be established for each eligible Participant reflecting the amounts owed to the Participant or the Participant's Beneficiary under the terms of this Plan. The following Accounts may be established for each Participant:



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     (a)  Cash Account.  A Cash Account shall be  established  to which shall be credited the amounts of Compensation deferred by the Participant under Sec. 4.1 (other than amounts the Participant has elected to have deposited in his or her Directable Stock Account) and the Investment Credits under Sec. 4.3 related to those deferrals. The Committee may maintain sub-accounts for a Participant within the Cash Account to reflect the investment options for that Account under Sec. 4.3.

      (b) Stock Accounts. The following types of Stock Accounts shall be established for a Participant:

           (1) Directable Stock Account. The Participant's Directable Stock Account shall be credited with all amounts of Compensation deferred by the Participant under Sec. 4.1 and accumulated Investment Credits on those deferrals which the Participant has elected to be deemed to have been invested in Common Shares.

           (2) Nondirectable Stock Account. The Participant's Nondirectable Stock Account shall be credited with any Company Credits determined under Sec. 4.2, and adjustments under Sec. 4.4 and Sec. 4.5 related to those credits.

      (c) Prior Plan Accounts. The Accounts of an individual who is a Participant in this Plan on July 1, 1998 and who was a participant in the Prior PSCo Plan or the Prior SPS Plan on June 30, 1998, shall be initially credited as of July 1, 1998 as follows:

           (1) The Participant's Cash Account shall be credited with the balance credited to his or her cash account in the Prior PSCo Plan as of June 30, 1998 and the Participant's Nondirectable Stock Account shall be credited with the number of Common Shares. credited to his or her stock account under the Prior PSCo Plan as of June 30, 1998.

           (2) The Participant's Nondirectable Stock Account will be credited with a number of Common Shares equal to the value of the Participant's matching account under the Prior SPS Plan on June 30, 1998, and the Participant's Directable Stock Account will be credited with a number of Common Shares equal to the value of the Participant's other accounts under the Prior SPS Plan on that date, in each case divided by the average of the high and low sale prices of a Common Share on the New York Stock Exchange on June 30, 1998. This paragraph will be applied by assuming that June 30, 1998 is a "valuation date" under the Prior SPS Plan.

Each Participant is always 100% vested in amounts credited to his or her Accounts.

     Sec. 2.2 Base Salary. "Base Salary" means a Participant's annual salary rate in effect from time to time during each Plan Year, unreduced for any salary deferrals under any Company savings, incentive or other employee benefit plan.

     Sec. 2.3 Beneficiary. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Sec. 5.4.

      See. 2.4 Board. "Board" means the board of directors of the Company.

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     Sec. 2.5 Code.  "Code" means the Internal  Revenue Code of 1986, as amended from time to time, and any successor statute.

     Sec. 2.6 Committee. "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan. However, no member of the Committee who is also a Participant in this Plan may participate in or vote or any matter involving the Plan.

     Sec. 2.7 Common Shares. "Common Shares" means shares of the Company's common stock.

     Sec. 2.8 Company Credits. "Company Credits" are the credits allocable to the Participant's Nondirectable Stock Account pursuant to Sec. 4.2.

      Sec. 2.9 Compensation "Compensation" for a Plan Year means the compensation to which the Participant is entitled from the Participating Employers with respect to the Plan Year, including any Base Salary payable during the Plan Year, any annual incentive bonus earned under the Company's annual incentive plan for the Plan Year and payable in the following Plan Year, and any cash or Company stock incentive bonus earned for the Plan Year under any other plan that may be established by the Company, if so permitted by the terms of such plan (regardless of when paid).

      See. 2.10 Disability. "Disability" means, for a period of up to 24 consecutive months, a Participant's inability as a result of an accident or illness to perform the essential functions of the Participant's current position or any position the Participant held within the 90 day period immediately prior to such accident or illness, and at the end of said 24 month period, the Participant is permanently unable to engage in any and every occupation or business for compensation or profit for which the Participant is reasonably fitted by education, training or experience.

     See. 2.11 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     Sec. 2.12 Investment Credits. "Investment Credits" are the gains or losses allocable to the Cash Accounts of a Participant under Sec. 4.3 based on the investment indexes elected by the Participant, and adjustments for dividends and other transactions to the Participant's Stock Accounts under Sec. 4.4 and Sec. 4.5.

     Sec. 2.13 Participant. A "Participant" means any executive officer of a Participating Employer who has been designated in writing by the Committee as eligible for this Plan.

     See. 2.14 Plan Year. A "Plan Year" is the 12-consecutive-month period commencing on each January 1 and ending on the following December 3 1. However, the first Plan Year of the Plan begins on July 1, 1998 and ends on December 31, 1998.

     See. 2.15 Prior PSCo Plan. "Prior PSCo Plan" means the Public Service Company of Colorado Executive Savings Plan, as in effect on June 30, 1998.

     Sec. 2.16 Prior SPS Plan. "Prior SPS Plan" means the Southwestern Public Service Company Non-Qualified Salary Deferral Plan, as in effect on June 30, 1998.

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      Sec. 2.17 Retirement. "Retirement" means termination of employment with a
Participating Employer after attaining age 62.

     See. 2.18 Savings Plan. "Savings Plan" means the New Century Energies Savings Plan, as it may be amended from time to time.

     Sec. 2.19 Successor Employer. A "Successor Employer" is any entity that succeeds to the business of the Company or another Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan.

     See. 2.20 Valuation Date. "Valuation Date" means each date on which the Accounts of Participants are valued for purposes of this Plan. Valuation Dates shall include the last day of each month and such other dates as the Committee determines are necessary or advisable for the administration of the Plan.

                                   ARTICLE III

                                  PARTICIPATION

     Sec. 3.1 Eligibility for Participation. A Participant's eligibility under this Plan shall be subject to the following:

      (a) The Participant will become eligible to elect to make deferrals under Sec. 4.1 and to receive Company Credits under Sec. 4.2 effective as of the date specified by the Committee in the written notice of participation. However, deferrals will not commence under Sec. 4. 1 until the effective date of an election filed pursuant to that section.

      (b) An employee who is designated as a Participant before the last calendar quarter of a Plan Year may wait until the following year to make deferrals of Compensation or may elect to make deferrals for the partial Plan Year (for Compensation earned after the calendar quarter of the election to defer), and in either case such Participant shall be eligible for Company Credits under Section 4.2 for the partial Plan Year, unless the Committee determines otherwise at the time the employee is designated as a Participant.

     Sec. 3.2 Duration of Participation. An employee who becomes a Participant shall continue to be eligible to make elections under Sec. 4.1 thereafter, subject to the following:

      (a) The Participant's deferrals shall cease on the earliest of.

           (1) The  date  the  Participant   terminates   employment  with  the
               Participating Employers.

           (2) The date specified in a written notice issued by the Committee revoking the individual's status as a Participant.

           (3) The date the Participant fails to meet the requirements of any regulations which may be issued by the Department of Labor that define the phrase "select group of management or highly compensated employees" under ERISA.

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      (b)  An individual  shall continue to be a Participant for purposes of the provisions of the Plan other than Sec. 4.1 or Sec. 4.2 until the date all of his or her Accounts have been distributed.

      (c) If an employee who has elected to make deferrals under Sec. 4. 1 for a particular Plan Year is subsequently determined not to be eligible to be a Participant for that Plan Year, the employee's deferral election for that year will be canceled and any amounts which may have already been deferred for that year will be promptly refunded to the employee.

     Sec. 3.3 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of the employee's employment.

                                   ARTICLE IV

                  DEFERRED COMPENSATION AND CREDITS TO ACCOUNTS

      See. 4.1 Election to Defer Compensation. An eligible Participant may elect to have Compensation with respect to each Plan Year credited to his or her Cash Account and/or Directable Stock Account rather than being paid in cash, subject to any limitations that may be imposed by the Committee. Elections shall be made on forms specified by the Committee for purposes of this Plan, and shall be filed in the manner specified by the Committee. The Compensation for a Plan Year of a Participant who elects deferrals under this section shall be reduced by the percentage or amount so elected, subject to the following:

      (a) Elections for each Plan Year must be filed during the election period specified by the Committee for that Plan Year, which period must end on or prior to December 31 of the previous year, subject to the following:

           (1) If an individual (other than a former Participant) is designated as a Participant during a Plan Year, any election for that Plan Year must be filed within 30 days after the date the Participant received the notice of participation, and deferrals shall commence as of the first day of the calendar quarter after the election is received by the Committee. Such an election shall apply to Base Salary payable during that Plan Year for payroll periods beginning on or after the first day of said quarter and to any incentive compensation for that Plan Year which is subject to a requirement that the individual remain employed to a date that is on or after the first day of said quarter.

           (2) A former Participant who is again designated as a Participant may not commence deferrals until January 1 of the Plan Year following the designation of participation, and an election to defer for such Plan Year must be made prior to said January 1.

           (3) Except as provided in paragraph (4), elections for the Plan Year commencing July 1, 1998 must be filed by June 30, 1998.

           (4) Notwithstanding anything in this Plan to the contrary, if a Participant was a participant in the Prior PSCo Plan or the Prior SPS Plan on June 30, 1998, any

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               election in effect under such Prior Plan shall continue in effect for purposes of this Plan for the 1998 Plan Year, and no new election shall be allowed under this Plan for that Plan Year. Any such election under a Prior Plan shall not apply to Compensation with respect to Plan Years commencing after 1998.

     (b) The Participant may elect to defer either (i) any whole percent (in 10% increments) of Compensation payable with respect to the Plan Year, or (ii) any percent or dollar amount of Compensation up to the amount required for the Participant to receive the maximum Company Credit under Sec. 4.2. However, the total deferrals during any Plan Year may not reduce the Participant's Compensation payable during that Plan Year (after deduction of the deferrals under this Plan) to less than $100,000 (or the dollar amount in effect for that Plan Year under Code
          Section 414(q)(1)(B), if greater).

     (c) The deferred compensation credited under this section on behalf of a Participant shall be allocated to the Participant's Cash Account and/or Directable Stock Account (as elected by the Participant) as of the date that the Compensation would otherwise have been paid to the Participant in cash. The amount of Common Shares to be allocated to a Directable Stock Account shall be determined by dividing the credit by the average of the high and low sales prices of a Common Share on the New York Stock Exchange on the business day proceeding the date the credit is made.

      (d) The Participant must file a separate deferral election for each Plan Year with respect to which deferrals are to be made under this Plan. An election for a Plan Year shall become irrevocable on the first day of that year, subject to subsection (e). Elections will not carry over into subsequent Plan Years. However, an election for a particular Plan Year shall apply to all Compensation with respect to that Plan Year, including incentive bonuses or other amounts earned during that year but paid in subsequent Plan Years.

      (e) Notwithstanding the foregoing provisions of this section:

           (1) All deferrals by a Participant shall cease as of (i) the date the Participant receives a hardship withdrawal under any qualified defined contribution plan subject to Code Section 401(k) maintained by the Company or any of its affiliates which requires that deferrals be suspended for a certain period of time following such withdrawal, or (ii) the date the Participant receives a withdrawal from this Plan for severe financial hardship due to an unforeseeable emergency under Sec. 5.5. Deferrals under this section may not recommence until the first day of the second Plan Year beginning after the date deferrals ceased under the previous sentence, and no further deferrals shall be made from Compensation with respect to Plan Years prior to said second Plan Year.

           (2) The Committee may in its sole discretion cancel a Participant's deferral election for the current Plan Year (and for Compensation not yet paid with respect to any previous Plan Years) upon the request of a Participant if the Committee determines that an event has occurred which would make the Participant eligible for a withdrawal for severe financial hardship due to an unforeseeable emergency under Sec. 5.5. Deferrals under this section may not recommence until the first day of the second Plan Year beginning after the date deferrals ceased under the previous sentence, and no further deferrals shall be made from Compensation with respect to

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               Plan Years prior to said second Plan Year.  The  Participant  may request that deferrals cease under this paragraph whether or not the Participant requests a withdrawal under Sec. 5.5.

     Sec. 4.2 Company Credits. Subject to the Committee's discretion, the Nondirectable Stock Account of each eligible Participant will be credited for each Plan Year with a Company Credit representing a number of Common Shares, determined as follows:

      (a) The Company Credit for a Plan Year will be equal to the amount determined under paragraph (1) minus the amount determined under paragraph (2), with the result divided by the amount determined under paragraph (3), and with the result then rounded to four decimal places, as follows:

           (1) A dollar amount equal to 50% of the smaller of (i) the sum of the amount of Base Salary the Participant deferred under this Plan for the Plan Year and the Participant's pre-tax contributions to the Savings Plan for the Plan Year, or (ii) 8 % of the Participant's "compensation" for the Plan Year recognized by the Savings Plan for purposes of determining matching contributions under that Plan (but disregarding the limit on such compensation under Code Section 401(a)(17)); minus

           (2) The dollar amount of matching contributions actually made to the Savings Plan for the Participant for the Plan Year; divided by

           (3) The average of the high and low sale prices of a Common Share on the New York Stock Exchange on the business day preceding the date the matching contribution is made to the Savings Plan.

      (b) Notwithstanding subsection (a), a Participant will receive the Company Credit for a Plan Year only if the Participant participates in the Savings Plan and makes the maximum dollar amount of pre-tax contribution permitted by the Savings Plan for that year.

      (c) The Company Credit for an eligible Participant for a Plan Year will be allocated to the Participant's Nondirectable Stock Account on the date the matching contribution for such Plan Year is (or would be) made under the Savings Plan.

      (d) Each Participant's Nondirectable Stock Account shall also be credited with any Common Shares deferred under any annual incentive plan, or other plan that may be established by the Company, for that portion of the award which is otherwise payable in Common Shares. Such credit shall occur as of the date such shares would otherwise have been distributed to the Participant.

      (e) Notwithstanding the foregoing, the Company Credits for the period from July I to December 31, 1998 under this Section will be based only on compensation and contributions during that period.

     Sec. 4.3 Investment Credits and Valuation of Accounts. The Accounts of each Participant will be adjusted as of each Valuation Date to reflect Investment Credits, deferrals allocated to the Account under Sec. 4. 1, Company Credits allocated under Sec. 4.2, credits to Stock Accounts

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under Sec. 4.4,  adjustments of Stock Accounts under Sec. 4.5, and distributions from Accounts under Article V, since the previous Valuation Date, subject to the following:

      (a) Investment Credits on each Cash Account will be based on the investment index or indexes selected by the Participant to measure the deemed rate of investment return on his or her Account. The investment indexes will be the same as the investment options under the Savings Plan (except the NCE Stock Fund), and such other investment options as the Committee makes available under this Plan from time to time.

      (b) A Participant may file separate investment elections for the existing Cash Account balance and for future amounts to be credited to the Participant's Cash Account and/or Directable Stock Account. The Participant may also elect to have amounts transferred between his or her Cash Account and Directable Stock Account. The amount of Common Shares to be credited upon a transfer into a Directable Stock Account shall be determined as provided in Sec. 4. 1 (c).

      (c) All investment elections shall be in accordance with such rules and regulations as the Committee may establish from time to time. The Committee may also establish such procedures for the valuation of Accounts as the Committee determines in its sole discretion will reasonably reflect the period of time amounts were credited to each Account.

      (d) Notwithstanding the foregoing, the Committee may modify or disregard an investment election filed by a Participant to the extent the Committee determines that such action is necessary to comply with the terms of this Plan or to avoid adverse tax consequences to the Participant or the Participating Employers.

      (e) Notwithstanding anything in the Plan to the contrary, the Participating Employers shall be under no obligation to purchase any investments used for determining Investment Credits or to purchase Common Shares. The investment indexes and Common Shares are used solely for the recordkeeping purpose of measuring gains and losses on each Participant's Accounts, and the Participant's Accounts are not actually being invested in the indexes or in Common Shares.

     Sec. 4.4 Dividends on Common Shares. Each Participant's Stock Accounts shall be credited as of each dividend payment date for Common Shares with that number of shares obtained by dividing:

      (a) the amount of any dividends that would be payable on the number of shares (including fractional shares, carried out to four decimal places) credited to each Stock Account of such Participant as of the record date for payment of such dividend, by

      (b) the average of the high and low sale price of a Common Share on the New York Stock Exchange on the day preceding the date of such dividend payment.

      See. 4.5 Adjustment of Stock Accounts for Splits, Dividends, Etc. In the event of any change in the outstanding Common Shares of the Company by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of Common Shares or other similar corporate change, the Committee shall make appropriate adjustment in the number of the Common Shares in the Participants' Stock Accounts.

                                    ARTICLE V

                            DISTRIBUTION OF ACCOUNTS

     Sec. 5.1 Time for Distribution. Except as provided in Sec. 5.5 and the last paragraph of this Section, all Account balances shall be distributed to the Participant or Beneficiary within 30 days after the earliest to occur of:

      (a) The Participant's Retirement,

      (b) The date the Participant is determined by the Committee to have incurred a Disability.

      (c) The date of the Participant's death.

      (d) Any other termination of the Participant's employment with the Participating Employers.

However,  any Company  Credit for the final  partial Plan Year of  participation
shall  be  distributed  at  the  time  it  is  credited  to  the   Participant's
Nondirectable Stock Account.

     Sec. 5.2 Manner of Payment. The balance in a Participant's Cash Account and the value of whole and fractional shares in the Participant's Stock Accounts shall be paid in cash in a single lump sum payment.

      Sec. 5.3 Amount of Payment. The amount of cash to be distributed to a Participant with respect to the Participant's Cash Account shall be the balance of such account as of the end of the month prior to the distribution. The amount of cash to be distributed to a Participant with respect to the Participant's Stock Accounts shall be the number of shares credited to such Accounts as of the end of the month prior to the distribution multiplied by the average of the high and low sales price of a Common Share on the New York Stock Exchange on the last trading day of the month prior to the distribution.

      Sec. 5.4 Beneficiary Designation Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution of the amount credited to the Participant's Accounts. Each Participant shall have the right to change his or her Beneficiary designation at any time. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's life on a form prescribed by the Committee. The rights of each Beneficiary shall be subject to the terms and conditions specified on the designation form to the extent consistent with the terms of the Plan. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Beneficiary shall be the Participant's estate.

     Sec. 5.5 Distributions for Severe Financial Hardship. Notwithstanding the foregoing sections of this Article V, the Committee in its sole discretion may approve a request by a Participant for a withdrawal from the Participant's deferred amounts due to an unforeseeable emergency. An "unforeseeable emergency" is severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Sec. 152(a) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances caused by an event beyond the control of the Participant. Unforeseeable emergencies specifically do not include the need to pay for the education of a Participant's child or the desire to purchase a home. Any such early withdrawal approved by the Committee may not exceed the amount reasonably necessary to meet the emergency. Payment may not be made to the extent that such hardship is or may be relieved by any of the following means:

      (a)  Through reimbursement or compensation by insurance or otherwise.

      (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

      (c) By cessation of deferrals under the Plan.

     Sec. 5.6 Modification of Elections for Tax Considerations. Notwithstanding anything to the contrary in the foregoing sections of this Article V or in any election filed by a Participant:

      (a) If the Committee determines, based on advice of legal counsel or a final determination by the Internal Revenue Service or a court of competent jurisdiction, that a Participant or Beneficiary may be held to be in constructive receipt of benefits under this Plan and required to recognize such benefit immediately or retroactively for income tax purposes, the Committee may in its sole discretion take either of the following actions:

           (1) Distribute the entire affected benefit in a single lump sum as soon as administratively feasible.

           (2) Take written action modifying the Participant's election and/or the terms of the Plan (retroactively, if necessary) in a manner that win eliminate the allegation of constructive receipt while at the same time carrying out the Participant's original intent to the extent possible.

      (b) The Committee may postpone any payment to be made to a Participant or Beneficiary until a subsequent fiscal year of the Participating Employers to the extent the Committee determines to be necessary in order to avoid the loss of an income tax deduction under Code Section 162(m).

      Sec. 5.7 Withholding and Taxes. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations. Any Social Security (FICA) taxes which must be withheld prior to the distribution of benefits to the Participant shall be withheld from the amounts deferred, or from the Participant's other compensation, as determined by the Committee. The Participating Employers provide no assurances or guarantees regarding the tax treatment of amounts deferred or payments made under this Plan. Each Participant is solely responsible for any applicable income, excise and other taxes, penalties or interest (including any excise tax under Code Section 4999).

                                   ARTICLE VI

                                 ADMINISTRATION

      Sec. 6.1 Administration by the Committee. The Committee shall administer the Plan, shall establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan, and shall have discretionary authority to interpret the provisions of the Plan. The interpretations of the Committee shall be conclusive on all parties.

     Sec. 6.2 Claims Procedure. A Participant or Beneficiary may make a claim for Plan benefits by filing a written request with the Committee. The claim shall be determined by the Committee within 90 days after the receipt of the written claim (unless the Committee extends the period for up to an additional 90 days).

      (a) Notice of the Committee's decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Committee to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

     (b) The claimant or a duly authorized representative may, within 60 days after receiving such written notice, request in writing that the Committee review its decision. The Committee may afford the claimant a hearing and shall afford the claimant the opportunity to review all pertinent documents and submit issues and comments orally or in writing. The Committee shall render a review decision in writing within 60 days after receipt of request for review (unless the Committee extends the review period for up to an additional 60 days). The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the Committee.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      Sec. 7.1 Amendment. The Plan may be amended in whole or in part at any time for any reason by action of the Board, or by action of any person to whom that authority has been delegated by the Board. No amendment shall decrease the benefits under the Plan which have accrued prior to the date such amendment is adopted, but may modify future Investment Credits to Accounts or the deemed investments of Accounts in periods following the amendment.

      See. 7.2 Termination of Plan. The Company, by action of the Board, may terminate the Plan at any time. After such termination, no employee shall become a Participant, and no further amounts shall be credited pursuant to Sec. 4.1 or Sec. 4.2 to Accounts of Participants. At the discretion of the Company, the amounts credited to the Accounts of Participants may be either (i) distributed to Participants as of a date determined by the Company which is after the date of termination based on values determined as of the last day of the month preceding the distribution, or (ii) distributed in accordance with Article V.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Sec. 8.1 Unsecured Obligations. A Participant's credits in his or her Accounts shall be an unsecured obligation of the Participating Employers to pay the Participant (or the Participant's Beneficiary, in the event of the Participant's death) the actual amount of the credits at the time designated in
Article V. Each Participant or Beneficiary is only a general creditor of the Participating Employers with respect to his or her Accounts. Accounts are maintained for recordkeeping purposes only. Notwithstanding the foregoing, obligations to pay benefits under this Plan may be satisfied by distributions from a grantor trust created by the Company in its sole discretion for such purpose. Each Participant shall cooperate with the Committee and shall execute any documents or submit to any physical examination reasonably required by the Committee in connection with the administration of the Plan.

      Sec. 8.2 Benefits May Not Be Assigned or Alienated. Neither a Participant nor any Beneficiary shall have the right to sell, assign, transfer, encumber or otherwise convey any right to receive any payment hereunder. No part of the amounts payable hereunder shall be subject to seizure or sequestration for the payment of any debts or judgments owed by a Participant or any other person. However, the Committee may offset the obligations to the Participant or the Participant's Beneficiary hereunder by any amounts the Participant owes to the Participating Employers, provided that such amounts owed by the Participant are not related in any way to the benefits payable under this Plan and were not incurred in anticipation of the benefits to which the Participant may become entitled hereunder.

      Sec. 8.3 Incompetency. Every person receiving or claiming benefits under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his or her estate has been appointed. In such event, the Committee may direct payments of benefits to such guardian, conservator or other person legally vested with the care of the person's estate and any such payments so made shall be a complete discharge of the Participating Employers to the extent so made.

     Sec. 8.4 Notices. Notices required by this Plan to be given to the Committee or a Participant shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail.

     Sec. 8.5 Severability. The invalidity or partial invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect.

     Sec. 8.6 Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

     Sec. 8.7 Capitalized Definitions . Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     Sec. 8.8 Gender. Any references to the masculine gender include the feminine and vice versa.

     Sec. 8.9 Use of Compounds of Word "Here". Use of the words "hereof", "herein", "hereunder". or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     Sec. 8.10 Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions hereof and shall not be construed separately without relation to the context.

      IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 3rd day of August 1998.

                                                NEW CENTURY ENERGIES, INC.

                                                By:  /s/Bill D. Helton
                                                     Its Chief Executive Officer